UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c)   On August 10, 2007, the Board of Directors appointed Patrick Tang as Corporation’s Vice-President/ General Manager of Asia Pacific of the Company. Mr. Tang was also elected on such date as the Vice-President/ General Manager of Asia Pacific of the Company’s wholly-owned subsidiary, Surfect Technologies, Inc. Mr. Tang will be paid an annual base salary of $75,000 per year, which salary will be subject to an increase of up to $120,000 per year pending to the Company’s successful completion of a subsequent financing.

 Prior to joining the Company and Surfect Technologies, he was a principal with the Ptgroup, a management consulting and technology advisory firm. Previously, he served as General Manager, Asia Pacific with Ultratech, Inc., and held executive and technical positions with semiconductor equipment companies including Matrix Integrated Systems, Semitool, ASET, and Perkin Elmer. Mr. Tang was also involved with the start up and subsequent initial public offering of IPEC, a manufacturer of single wafer plasma and wet process cleaning and chemical mechanical polishing capital equipment. Mr. Tang earned an MBA from the University of San Francisco, and holds a professional engineer license in chemical engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: August 16, 2007	By:	/s/ Steven Anderson
Steven Anderson
Chief Executive Officer